EXHIBIT 8

ESCROW SERVICES AGREEMENT

This agreement is made and entered into as of XXXXX by and between FundAmerica Securities, LLC ("FundAmerica Securities", "Trustee" or "Agent") and XXXXX ("Issuer").

RECITALS

The Issuer proposes to offer for sale to investors via the Form 1-A under Regulation A of the Securities Act of 1933, either directly ("issuer-direct") and/or through one or more registered broker-dealers as a selling group ("syndicate"), the equity and/or debt, including any options, warrants and related investment devices (the "Securities") in the amount of $XXXX (the "Target Amount"), subject to any minimum or maximum subscriptions stated in the offering documents, on a best-efforts basis (the "Offering").

The Issuer desires to establish an escrow account in which funds received from prospective investors ("subscribers") will be held during the Offering. FundAmerica Securities agrees to serve as Trustee pursuant to SEC Rule 15c2-4(b) and in accordance with the terms and conditions set forth herein. This includes, without limitation, that the escrow will be held at an FDIC member bank in separate named (as defined below) account. For purposes of communications and directives, the Trustee shall be the sole administrator of the escrow account.

AGREEMENT

Now therefore, in consideration of the foregoing, it is hereby agreed as follows:

1.

Establishment of Escrow Account. Prior to Issuer initiating the Offering, and prior to the receipt or the first investor funds, the Trustee shall establish an account at an FDIC insured US bank entitled "FundAmerica Securities as trustee for Investors in Big Deal offering" (the "escrow account").

2.	Escrow Period. The Escrow Period shall begin with the commencement of the Offering and shall terminate in whole or in part upon the earlier to occur of the following:

1.	The date upon which the Trustee has received and cleared in the escrow account gross proceeds of at least $500,000.00 (the "Minimum") or the offering has closed; or

2.	The expiration of 365 days from the date of commencement of the Offering; or

3.	The date upon which a determination is made by the Issuer and/or their authorized representatives, including any lead broker or placement agent, to terminate the Offering prior to closing.

During the escrow period, the Issuer is aware and understands that it is not entitled to any funds received into escrow and no amounts deposited in the escrow account shall become the property of the Issuer or any other entity, nor be subject to any debts, liens or encumbrances of any kind of the Issuer or any other entity. All funds are the property of subscribers until such point as the Minimum is met AND securities are sold to investors in accordance with Regulation A. Furthermore, unless specifically agreed to by all subscribers (100%) the offering term may not be extended.

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3.

Deposits into the Escrow Account. FundAmerica Securities shall promptly deposit all monies received from subscribers for the payment of the Securities into the escrow account, with an accounting of each posted to its ledger, which also sets forth, among other things, each investors name and address, the quantity of securities purchased, and the amount paid. All monies so deposited in the escrow account are hereinafter referred to as the "escrow amount." Issuer shall promptly, concurrent with any new or modified subscription, provide Trustee with a copy of the investors signed subscription agreement and other information as may be reasonably requested by Trustee in the performance of its duties. As required by government regulations pertaining to US Treasury, Homeland Security, Internal Revenue Service and the Securities and Exchange Commission, federal law requires financial institutions to obtain, reasonably verify and record information that identifies each person (natural person or legal entity, including its authorized persons) who funds and executes securities transactions. Information requested of the issuer and investors will be typical information requested in the gathering and verification guidelines and best practices promulgated by anti-money laundering rules and regulations and those regulatory agencies that enforce them.

Escrow Agent shall have no duty to make any disbursement of Investor Funds until and unless it has good, cleared and collected funds pursuant to federally permitted recall or rescission periods. Where escrow closes prior to the full extent of the recall period of any funds, Escrow Agent is hereby permitted to retain such funds until the completion of such period plus two (2) business days, after which the affected funds shall be remitted as provided herein. In the event that any checks, wires or ACH funds deposited in the Escrow Account are recalled or prove uncollectible after the funds represented thereby have been forwarded by the Escrow Agent, then the Issuer shall promptly reimburse the Escrow Agent for the amounts thereof and for any and all costs incurred for such so the Escrow Agent may deliver the recalled funds to the subscriber or reimburse its own account, as may be the case. The Escrow Agent shall be under no duty or responsibility to enforce collection of any wire, check, or ACH delivered to it hereunder.

The Escrow Agent reserves the right to deny, suspend or terminate participation in the escrow account of any subscriber to the extent the Escrow Agent deems it advisable or necessary to comply with applicable laws or to eliminate practices that are not consistent with securities industry rules or best practices. Escrow Agent may at any time reject or return funds to any subscriber (i) that does not clear background checks (anti-money laundering, USA PATRIOT Act, social security number fraud, etc.) to the satisfaction of Trustee, in its sole and absolute discretion, or, (ii) for which Escrow Agent determines in its sole discretion that it would be improper or unlawful for Escrow Agent to accept or hold the applicable Investor Funds as Escrow Agent (due to the identity of the Investor, the source of the funds or otherwise). Escrow Agent shall promptly inform the issuer of any such return or rejection.

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4.

Disbursements from the Escrow Account. In the event the Trustee does not receive the Minimum prior to the termination of the Escrow Period, the Trustee shall terminate escrow and return funds so that refunds will be sent to each subscriber in the exact amount received from the subscriber, without deduction, penalty, or expense to the subscriber.

In the event the Trustee does receive the Minimum prior to termination of the Escrow Period, in no event will the funds be remitted to the Issuer until such amounts are fully cleared by the Trustee as collected funds. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Trustee which have cleared normal banking channels; specific minimum holding periods are 2 business days for wires, 10 days for checks and 60 days for ACH, which Trustee in all cases may add a "plus 2 business days" period to reasonably confirm funds clearance and make appropriate records updates. Funds, when remitted to the issuer, will be deposited in a non-interest bearing business checking account at BofI Federal Bank established in the name disclosed in the offering documents.

Issuer hereby irrevocably authorizes Trustee to deduct broker fees and other funds management and offering selling expenses from gross proceeds of the escrow account prior to remitting such funds, if and when due, to Issuer. Escrow Agent is hereby directed to remit such funds directly to the broker(s) and other parties, if any, to which they are due. Net proceeds (meaning gross proceeds less amounts remitted to brokers and other parties, and interest earned or accumulated in the Escrow Account) will then be remitted to Issuers as described earlier. Furthermore, Issuer directs escrow Trustee to accept instructions regarding fees from any registered securities broker in the syndicate, if any.

5.

Collection Procedure. FundAmerica Securities is hereby authorized, upon receipt of investor funds, to deposit them in the escrow account. Any investor funds which fail to clear or are subsequently reversed, including but not limited to ACH chargeback's and wire recalls, shall be debited to the escrow account, with such debits reflected on the escrow ledger. Any and all fees paid by Issuer for funds receipt and processing are non-refundable, regardless of whether ultimately cleared, failed, rescinded, or recalled.

6.

Investment of Escrow Amount. The Trustee may, at its' discretion, invest any or all of the escrow account balance as permitted under SEC Rule 15c2-4. This generally means short-term investments in (1) bank accounts, (2) bank money-market accounts, (3) short time certificates of deposit issued by a bank, and/or (4) short-term securities issued or guaranteed by the U S Government. Interest accumulated on the balances is the property of Escrow Agent as part of its Escrow Administration Fee.

7.

Escrow Administration Fees, Compensation of Trustee. The Trustee is entitled to escrow administration fees as detailed on FundAmerica's then in effect fee schedule, which may be paid to FundAmerica by the portal or other party, which Issuer hereby represents they are aware of and accept. All fees are charged immediately upon receipt of this Agreement, are not contingent in any way on the success or failure of the Offering. Furthermore the Trustee is exclusively entitled to retain as part of its compensation any and all investment interest, gains and other income earned pursuant to Section 6 above. No fees, charges or expense reimbursements of the Trustee are reimbursable nor are they subject to pro-rata analysis. All fees and charges, if not paid by a representative of the Issuer (e.g. funding portal, lead syndicate broker, etc.), may be made via either the Issuers credit card or ACH information on file with FundAmerica Securities. It is acknowledged and agreed that no fees, reimbursement for costs and expenses, indemnification for any damages incurred by the Issuer or the Trustee shall be paid out of or chargeable to the investor funds on deposit in the escrow account.

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8.

Term and Termination. This Agreement will remain in full force during the Escrow Period. Even after this Agreement is terminated, certain provisions will remain in effect, including but not limited to sections 3, 4, 5, 9, 10 and 12 of this Agreement.

9.

Binding Arbitration, Applicable Law and Venue, Attorneys Fees. This Agreement is governed by, and will be interpreted and enforced in accordance with the laws of the State of New York, without regard to principles of conflict of laws. Any claim or dispute arising under this Agreement may only be brought in arbitration, pursuant to the rules of the American Arbitration Association, with venue in the city of New York in the state of New York. Each of Issuer and FundAmerica Securities consents to this method of dispute resolution, as well as jurisdiction, and consents to this being a convenient forum for any such claim or dispute and waives any right it may have to object to either the method or jurisdiction for such claim or dispute. In the event of any dispute among the parties, the prevailing party shall be entitled to recover damages plus reasonable attorney's fees, and the decision of the arbitrator shall be final, binding and enforceable in any court.

10.

Indemnity. You agree to indemnify and hold FundAmerica Securities and its respective related entities (including FundAmerica Technologies, LLC), directors, employees, service providers, advertisers, affiliates, officers, agents, and partners and third-party service providers, including BofI Federal Bank, harmless from any loss, liability, claim, or demand, including reasonable attorney's fees, made by any third party due to or arising out of this Agreement and/or arising from a breach of any provision in this Agreement. This defense and indemnification obligation will survive termination of this Agreement.

FundAmerica Securities reserves the right to assume, at its sole expense, the exclusive defense and control of any such claim or action and all negotiations for settlement or compromise, and you agree to fully cooperate with FundAmerica Securities in the defense of any such claim, action, settlement or compromise negotiations, as requested by FundAmerica Securities.

11.

Entire Agreement, Severability and Force Majeure. This Agreement contains the entire agreement between Issuer and FundAmerica Securities regarding the escrow account. If any provision of this Agreement is held invalid, the remainder of this Agreement shall continue in full force and effect. Furthermore, no party shall be responsible for any failure to perform due to unforeseen circumstances.

12.

Changes. FundAmerica Securities has the right, at its' sole discretion, to comply with any new, changed, or reinterpreted regulatory or legal rules, laws or regulations, and any interpretations thereof, and without necessity of notice, to modify either this Agreement and/or the escrow account to comply or conform to such changes or interpretations. Furthermore, all parties agree that this Agreement shall continue in full force and be valid, unchanged and binding upon any successors of FundAmerica Securities. Changes to this Agreement will be sent to you via email. If any portion of this Agreement or any change to it are unacceptable to Issuer then it agrees that it will immediately cancel the Offering and have investors refunded, which all parties agree is Issuers sole and exclusive remedy.

13.	Notices. Any notice to FundAmerica Securities are to be sent to escrow@fundamericasecurities.com. Any notices to Issuer will be to XXXXXX.

14.

Language. It is expressly agreed that it is the will of all parties, including FundAmerica Securities and Issuer that this Agreement and all related pages, forms, emails, alerts and other communications have been drawn up and/or presented in English.

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15.

Electronic Signature and Communications Notice and Consent. Digital ("electronic") signatures, often referred to as an "e-signature", enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Agreements' electronic signature include your signing this Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Agreement will be available to both Issuer and Trustee, as well as any associated bankers, brokers and portals so they can access and copy it at any time, and it will be stored and accessible on FundAmerica Securities Service. Each of Issuer and Trustee hereby consents and agrees that electronically signing this Agreement constitutes Issuers signature, acceptance and agreement as if actually signed by Issuer in writing. Further, all parties agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between Issuer and Trustee. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Agreement shall be legally binding and such transaction shall be considered authorized by you. Issuer agrees that their electronic signature is the legal equivalent of their manual signature on this Agreement consents to be legally bound by this Agreement's terms and conditions. Furthermore, each of Issuer and Trustee hereby agree that all current and future notices, confirmations and other communications regarding this Escrow Services Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in Section 13 above or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients spam filters by the recipients email service provider, or due to a recipients change of address, or due to technology issues by the recipients service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to Issuer, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

Your Consent is Hereby Given: By signing this Agreement electronically, Issuer explicitly agrees to receive documents electronically including its copy of this signed Agreement as well as ongoing disclosures, communications and notices.

Agreed as of the date set forth above by and between:

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